Exhibit 99.1

Aastrom Biosciences Domino’s Farms, Lobby K 24 Frank Lloyd Wright Drive Ann Arbor, MI 48105 T 734 418-4400 F 734 665-0485 www.aastrom.com
Aastrom Files At-the-Market Offering and New Shelf Registration Statement
ANN ARBOR, Mich., June 16, 2011 — Aastrom Biosciences, Inc. (Nasdaq: ASTM), the leading developer of patient-specific, expanded multicellular therapies for the treatment of severe, chronic cardiovascular diseases, today announced that it has filed a prospectus supplement to sell shares of its common stock, no par value per share, at an aggregate offering amount of approximately $20 million through an “at-the-market” (ATM) offering. If utilized, the shares would be offered through McNicoll, Lewis &Vlak LLC (MLV) as sales agent who, at Aastrom’s discretion and instruction, will use its commercially reasonable efforts to sell the shares at market prices from time to time, including sales made by means of ordinary brokers’ transactions on the NASDAQ Capital Market.
Aastrom currently intends to use the proceeds from any sales related to the ATM offering to support general corporate purposes including the Phase 3 REVIVE clinical program for ixmyelocel-T, the company’s expanded multicellular therapy.
Sales in the ATM offering, if any, would be made pursuant to the prospectus supplement, dated June 16, 2011, which supplements the company’s prospectus dated November 12, 2010, filed as part of the effective shelf registration statement that Aastrom filed with the Securities and Exchange Commission (SEC) on November 12, 2010. The ATM offering will exhaust the November shelf registration statement. As a result, Aastrom has filed a new shelf registration statement with the SEC that will allow the company, from time to time, to offer and sell up to $100 million of its securities.
The new shelf registration statement filed by Aastrom on June 16, 2011, has not yet become effective. The securities offered by Aastrom under this shelf registration statement may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. For more complete information about Aastrom and the ATM offering, you are encouraged to read the prospectus in Aastrom’s November shelf registration statement, the prospectus supplement, and other documents Aastrom has filed with the SEC. You may obtain these documents on the SEC’s website at www.sec.gov.
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This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of Aastrom’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.
About Aastrom Biosciences
Aastrom Biosciences is developing patient-specific, expanded multicellular therapies for use in the treatment of severe, chronic cardiovascular diseases. The company’s proprietary cell-processing technology enables the manufacture of ixmyelocel-T, a patient-specific multicellular therapy expanded from a patient’s own bone marrow and delivered directly to damaged tissues. Aastrom has advanced ixmyelocel-T into late-stage clinical development, including a planned Phase 3 clinical program to study patients with critical limb ischemia and two ongoing Phase 2 clinical trials in patients with dilated cardiomyopathy. For more information, please visit Aastrom’s website at www.aastrom.com.
Media contact
Agnes Cao
Berry & Company
acao@berrypr.com
+1 (212) 253-8881
Investor contact
Danielle Spangler
The Trout Group
dspangler@troutgroup.com
+1 (646) 378-2924
This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Annual or Transition Report on Form 10-K or 10-K/T, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.